As filed with the Securities and Exchange Commission on October 15, 2013

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPRINGLEAF HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-3379612 (I.R.S. Employer Identification No.)

601 N.W. Second Street Evansville, IN 47708 (812) 424-8031 (Address of Principal Executive Offices)	47708 (Zip Code)

Scott D. McKinlay, Esq.

Senior Vice President and General Counsel

Springleaf Holdings, Inc.

601 N.W. Second Street

Evansville, IN 47708

(812) 424-8031

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Gregory A. Fernicola, Esq. Joseph A. Coco, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 (212) 735-3000	Richard D. Truesdell, Jr. Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-190653

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”). (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller Reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,201,920	$17.00	$20,432,640	$2,631.73

(1)	The registrant previously registered 23,000,000 shares of its Common Stock at an aggregate offering price not to exceed $391,000,000 on Form S-1 (File No. 333-190653), which registration statement was declared effective by the Securities and Exchange Commission on October 15, 2013. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under such earlier registration statement is hereby registered.

(2)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed by Springleaf Holdings, Inc. (the “Company”) pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933 and General Instruction V(A) of Form S-1. Pursuant to Rule 462(b), the contents of the Company’s registration statement on Form S-1, as amended (File No. 333-190653), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on October 15, 2013 (the “Initial Registration Statement”), are incorporated by reference into this registration statement. This registration statement covers the registration of an additional $20,432,640 aggregate offering price of shares of the Company’s common stock described in the prospectus constituting a part of the Initial Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and financial statement schedules.

(a) Exhibits.

Exhibit Number	Exhibit Title

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of PricewaterhouseCoopers LLP with respect to Springleaf Holdings, Inc.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the fifteenth day of October, 2013.

SPRINGLEAF HOLDINGS, INC.

By:	/s/ Jay N. Levine

Name: Jay N. Levine Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature and Title	Date

/s/ Jay N. Levine Jay N. Levine Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2013

/s/ Minchung (Macrina) Kgil Minchung (Macrina) Kgil Chief Financial Officer (Principal Financial Officer)	October 15, 2013

/s/ William E. Kandel William E. Kandel Chief Accounting Officer (Principal Accounting Officer)	October 15, 2013

/s/ Wesley R. Edens Wesley R. Edens Director	October 15, 2013

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